 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

December 11, 2014

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Explanatory Note: This amendment to the Registrant’s current report on Form 8-K, dated December 11, 2014 and filed with the Securities and Exchange Commission on December 11, 2014 (the “Form 8-K”) corrects an inadvertent mistake in Item 5.02 where the date of increase in compensation is reported as December 11, 2013 (effective January 1, 2015). The date of the increase should have been listed as December 11, 2014 (effective January 1, 2015). This amendment amends and restates Item 5.02 of the Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 11, 2014 we increased the annual salaries of the executive officers listed below, in the amounts provided, effective January 1, 2015:

Name	Title	Annual Salary
Robert B. Jones	President and Chief Executive Officer	$392,000 (increased from $387,000)
Peter A. Clemens	Senior Vice President and Chief Financial Officer	$285,000 (increased from $280,000)
Albert W. Brzeczko	Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc.	$290,000 (increased from $285,000)
Robert A. Seiser	Vice President, Controller and Treasurer	$175,000 (increased from $172,000)
J. Bradley Rivet	Vice President, Marketing	$175,000 (increased from $172,000)
James F. Emigh	Vice President, Corporate Development	$175,000 (increased from $172,000)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: December 12, 2014